Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                  Percentage                 State of
                                                                      of                   Incorporation
        Parent                         Subsidiary                  Ownership              or Organization
---------------------               ------------------            ----------              ---------------
  Horizon Financial                  Horizon Federal                  100%                    Federal
Services Corporation                   Savings Bank

   Horizon Federal                  Horizon Investment                100%                     Iowa
    Savings Bank                      Services, Inc.

      The financial statements of Horizon Financial Services Corporation are consolidated with those of its subsidiaries.


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